REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


To the Shareholders and
Board of Directors of
TDX Independence Funds, Inc.


We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of TDX
Independence Funds, Inc. formerly TDAX
Funds, Inc. the Company consisting of
TDX Independence 2010 Exchange-Traded
Fund formerly TDAX Independence 2010
Exchange-Traded Fund, TDX Independence 2020
Exchange-Traded Fund formerly
TDAX Independence 2020 Exchange-Traded
Fund, TDX 2030 Independence
Exchange-Traded Fund formerly TDAX
Independence 2030 Exchange-Traded Fund,
TDX 2040 Independence Exchange-Traded Fund formerly TDAX Independence 2040
Exchange-Traded Fund and TDX Independence
In-Target Exchange-Traded Fund formerly
TDAX Independence In-Target Exchange-Traded
Fund as of May 31, 2008, and the related statements of operations, changes in net assets and financial highlights for the period from October 1, 2007 commencement of operations through May 31, 2008.
These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board United States.
Those standards require that we plan
and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of
securities owned as of May 31, 2008.
An audit also includes assessing the
accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting TDX Independence
Funds, Inc. as of May 31, 2008, the results of their operations, changes in their net assets and their financial highlights for the period from October 1, 2007 commencement of operations through May 31, 2008 in conformity with accounting principles generally accepted in the United
States of America.




New York, New York
July 28, 2008